As filed with the Securities and Exchange Commission on November 14, 2011

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	31-0595760
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

1221 Broadway, Oakland, California 94612-1888
(510) 271-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laura Stein
Senior Vice President — General Counsel
The Clorox Company
1221 Broadway
Oakland, California 94612-1888
(510) 271-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Linda L. Griggs, Esq.
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 739-3000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one): ☐

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	maximum	Amount of
Title of each class of securities to	Amount to be	Offering Price	aggregate	Registration
be registered	registered	per Unit	offering price	Fee
Debt Securities	(1)	(1)	(1)	(1)
(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

DEBT SECURITIES

     This prospectus relates to the offering of debt securities of The Clorox Company. We will provide specific terms of these securities in supplements to this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

     Investing in these securities involves certain risks. See “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, and “Risk Factors” in the applicable prospectus supplement, for a discussion of the factors you should carefully consider before purchasing these securities.

     The Company’s common stock is traded on the New York Stock Exchange under the symbol “CLX.”

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2011

i

ii

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, from time to time we may offer and sell securities evidencing our senior unsecured indebtedness in one or more series up to an indeterminate aggregate principal amount. We may offer these debt securities in separate series, in amounts, at prices and on terms determined at the time of offering.

     We will provide additional information about the debt securities in an accompanying prospectus supplement. An accompanying prospectus supplement will state the principal amount, maturity, interest rate or rates, whether the interest rate or rates will be fixed or variable and/or any method of determining the interest rate or rates, the initial public offering price, and other terms of each series of debt securities.

     We may offer and sell debt securities to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods. See “Plan of Distribution.” The names of any underwriters, purchasers or agents and their compensation will be stated in an accompanying prospectus supplement.

     You should rely only on the information provided in this prospectus or explicitly made part of this document by reference and the accompanying prospectus supplement. No person has been authorized by us to provide you with any other information. Clorox is not making an offer of any debt securities in any jurisdiction where the offer is unlawful. You should not assume that the information in this prospectus and the accompanying prospectus supplement is correct as of any date after the date of this prospectus and the applicable prospectus supplement. Unless the context requires otherwise, the terms “Clorox,” “the Company,” “we,” “us” and “our” refer to The Clorox Company and its subsidiaries.

THE COMPANY

     The Company was founded in Oakland, California in 1913 as the Electro-Alkaline Company. It was reincorporated as Clorox Chemical Corporation in 1922, as Clorox Chemical Co. in 1928 and as The Clorox Company (an Ohio corporation) in 1957, when the business was acquired by Procter & Gamble (P&G). The Company was fully divested by P&G in 1969 and, as an independent Company, reincorporated in 1973 in California as The Clorox Company. In 1986, the Company reincorporated in Delaware.

     Our executive offices are located at 1221 Broadway, Oakland, California 94612-1888. Our telephone number is (510) 271-7000.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth Clorox’s ratio of earnings to fixed charges for the periods indicated:

	Three months ended September 30,		Year ended June 30,
	2011	2010	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	8	7	5	7	5	4	6

     For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes and earnings from equity investees, amortization of capitalized interest, distributed income from equity investees, and fixed charges. Fixed charges represent interest expense and the portion of rents representative of an interest factor.

USE OF PROCEEDS

     Our intended use of the net proceeds from the sales of securities will be set forth in an accompanying prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General Terms of the Debt Securities

     We may issue senior debt securities from time to time in one or more distinct series. The securities will be issued under an indenture dated as of October 9, 2007, as supplemented by the First Supplemental Indenture dated as of November 9, 2009 between us and Wells Fargo Bank, National Association, as trustee and the Second Supplemental Indenture dated as of November 9, 2009 between us and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Indenture”). We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in an accompanying prospectus supplement regarding provisions of the indenture and debt securities are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements we may enter into from time to time that are permitted under the indenture).

     Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be our direct unsecured senior obligations and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt and will be effectively subordinated to any indebtedness and other liabilities of our subsidiaries.

     Unless otherwise specified in a prospectus supplement, the term “Company” under this caption “General Terms of the Debt Securities” refers only to The Clorox Company and not to any of our subsidiaries.

     The applicable prospectus supplement will set forth the terms of each series of debt securities, including, if applicable:
  the title of the debt securities;

  any limit upon the aggregate principal amount of the debt securities;

  the date or dates on which the principal amount of the debt securities is payable;

  the rate or rates of interest, if any, at which the debt securities bear interest and the date or dates from which interest will accrue;

  if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

  the place or places where the payment of principal, any premium and any interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

  any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

  any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

  if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 thereof;

  if other than United States dollars, the currency in which the debt securities will be paid or denominated;

  if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

  the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

  if a person other than Wells Fargo Bank, National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

  if other than as set forth in the indenture, provisions for the satisfaction and discharge of the indenture with respect to the debt securities issued under the indenture;

  the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

  whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

  if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date; and

  any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.
     This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance, provided, however, that for United States federal income tax purposes, such additional debt securities are issued in a "qualified reopening" within the meaning of the Internal Revenue Code of 1986, as amended. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

Denominations, Registration and Transfer

     We will issue debt securities as registered securities (without coupons) either in certificated form or in the form of one or more global securities. We will issue book-entry debt securities as registered global securities. Each global security will be issued in the denomination of the aggregate principal amount of the securities that it represents. Unless otherwise stated in the applicable prospectus, we will issue the debt securities in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

     A holder may exchange certificated debt securities for other debt securities of any authorized denominations of a like stated maturity and of a like series and aggregate principal amount and with like terms and conditions. Whenever any such debt securities are surrendered for exchange, we will execute, and the trustee will authenticate and deliver, the debt securities that the holder making the exchange is entitled to receive.

     A holder may present debt securities in certificated form for registration of transfer (with the form of transfer printed on the security duly executed) at the office of the security registrar that we designate for such purpose. Unless we state otherwise in the applicable prospectus supplement, the security registrar will be the trustee we appointed under the indenture for the applicable debt securities. There will be no service charge to register the transfer, but the holder is responsible for paying any taxes and other governmental charges. Any transfer or exchange is subject to the security registrar being satisfied with the documents of title and identity of the person making the request.

     For a discussion of restrictions on the exchange, registration and transfer of global securities, see the section below entitled “— Global Securities.”

Payment and Paying Agents

     Unless otherwise indicated in an applicable prospectus supplement, we will pay the principal of, and premium, if any, and interest, if any, on debt securities to a paying agent, whom we will designate from time to time. However, at our option we may pay any interest (1) by check mailed to you at your address appearing in the security register or (2) by wire transfer to an account maintained by you. Unless otherwise stated in the applicable prospectus supplement, we will pay interest to you on the applicable payment date if the debt security is registered in your name at the close of business on the regular record date for that interest payment.

     Unless otherwise indicated in an applicable prospectus supplement, the trustee will act as our sole paying agent through its designated office. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for each series. We may also choose to act as our own paying agent. If, after two years, moneys that we paid to a paying agent remain unclaimed, the paying agent will remit the moneys to us, together with any interest, and you may look only to us for payment (or to the applicable state if we are required to escheat the moneys).

Global Securities

     We will deposit any global securities with a depositary or its nominee identified in the applicable prospectus supplement. While the applicable prospectus supplement will describe the specific terms of the depositary arrangement, we expect the following general provisions to apply to our depositary arrangements:

     Global securities will be registered in the name of the depositary or its nominee. Upon the issuance of a global security, the depositary or nominee will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or nominee. If we are offering and selling the debt securities directly, we will designate the accounts to be credited; otherwise, our underwriter or agent will do so. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of securities receive them in certificated form. This would limit the ability to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in the global securities will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive debt securities in certificated form and will not be considered the owners or holders thereof under the indenture. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the indenture.

     The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

     Generally, we will make payments on debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustees, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

     Generally, a global security may be exchanged for certificated debt securities only in the following instances:
  the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, and thereafter a successor is not appointed within 90 days;

  we determine in our sole discretion that the securities of any series issued in the form of one or more global securities are no longer to be represented by such global securities or we permit global securities to be exchangeable; or

  an event of default under the indenture has occurred and is continuing with respect to the series of securities.
Certain Covenants

     Unless otherwise indicated in the applicable prospectus supplement, our debt securities will have the benefit of the following covenants contained in the indenture:

Limitations on Secured Debt

     The Company will not itself, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any debt securities, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of Capital Stock (defined below) or debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the outstanding debt securities (together with, if the Company shall so determine, any other debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities) shall be secured equally and ratably with (or prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions do not apply, however, to (a) liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by the Company or any Restricted Subsidiary after the date of the indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for Federal income tax purposes in connection therewith) incurred after the date of the indenture; (b) liens on any property, shares of Capital Stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a Person (defined below) existing at the time such Person becomes a Restricted Subsidiary); (c) liens in favor of, or which secure debt owing to, the Company or any Restricted Subsidiary; (d) liens in favor of the United States of America or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings); (e) liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (Federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing; (f) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings; (g) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party; (h) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; (i) liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties; (j) liens existing on the first date on which such series of senior debt securities are issued; (k) liens on cash and cash equivalents securing derivatives obligations; provided that the aggregate amount of cash and cash equivalents subject to such liens may at no time exceed $100,000,000; (l) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended to provide collateral to the depository institution; or (m) any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole or in part, of any lien referred to in the foregoing clauses (a) to (l), inclusive; provided that (1) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (2) the debt secured by such lien at such time is not increased.

     Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the outstanding debt securities issued under the indenture, provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally and ratably securing the outstanding debt securities except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on Sale and Leaseback Transactions” below, does not at such time exceed the greater of (i) $300 million or (ii) 15% of the Consolidated Net Tangible Assets of the Company.

     Notwithstanding the foregoing, any lien securing outstanding senior debt securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the debt secured by the lien giving rise to the requirement to provide a lien securing the outstanding senior debt securities (including any deemed release upon payment in full of all obligations under such debt) or, with respect to any particular Principal Property or Capital Stock of any particular Restricted Subsidiary securing outstanding senior debt securities, upon any sale, exchange or transfer to any person not an affiliate of the Company of such Principal Property or Capital Stock.

Limitations on Sale and Leaseback Transactions

     Sale and leaseback transactions by the Company or any Restricted Subsidiary involving a Principal Property are prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled, without equally and ratably securing the outstanding senior debt securities, to incur debt secured by a lien on such property, pursuant to the provisions described in clauses (a) through (m) above under “— Limitations on Secured Debt”; or (b) the Company, within 360 days after such transaction, applies an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of its Funded Debt (defined below); provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (1) the principal amount of any outstanding senior debt securities delivered within 360 days after such sale to the Trustee for retirement and cancellation, and (2) the principal amount of Funded Debt, other than outstanding senior debt securities, voluntarily retired by the Company within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in the Company’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

     Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction, provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption “— Limitations on Secured Debt” above, does not at such time exceed the greater of (i) $300 million or (ii) 15% of the Consolidated Net Tangible Assets of the Company.

Certain Definitions

     The capitalized terms used in the summary of the covenants above have the following definitions:

     “Attributable Debt” in respect of any sale and leaseback transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

     “Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available and computed in accordance with generally accepted accounting principles.

     “Funded Debt” means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.

     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

     “Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the United States of America (other than its territories or possessions) and owned by the Company or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of the Consolidated Net Tangible Assets of the Company, except any such property which the Company’s Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole, as evidenced by a board resolution.

     “Restricted Subsidiary” means any subsidiary of the Company which owns or leases a Principal Property.

Consolidation, Merger and Sale of Assets

     The Company may not consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (1) such Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of any domestic jurisdiction and such successor Person assumes by supplemental indenture the Company’s obligations on each series of the debt securities and under the indenture, (2) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under the indenture, (3) as a result of such transaction the properties or assets of the Company are not subject to any encumbrance which would not be permitted under the indenture and (4) the Company shall have delivered an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or supplemental indenture, complies with the indenture.

Events of Default

     Each of the following will be an event of default:

     (1) default in any payment of interest on any debt security when it becomes due and payable, continued for 30 days;

     (2) default in the payment of principal of or premium, if any, on any debt security when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

     (3) our failure, after notice, to comply within 60 days with any of our other agreements contained in the indenture applicable to the debt securities (other than a covenant or warranty expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee); or

     (4) certain events of bankruptcy, insolvency or reorganization for us.

     A default under clause (3) of this paragraph will not constitute an event of default until the trustee or the holders of at least 25% in principal amount of the outstanding securities of such series notify us of the default and such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.

     If an event of default (other than an event of default referred to in clause (4) above with respect to us) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of such series by written notice to us and the trustee may, and the trustee at the request of such holders shall, declare the principal of and accrued and unpaid interest, if any, on all securities of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default referred to in clause (4) above occurs with respect to us, the principal of and accrued and unpaid interest on all outstanding securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

     The trustee will not be deemed to have notice of any default or any event of default unless a responsible officer of the trustee (as defined in the Indenture) has actual notice of the default or the event of default or the trustee has received written notice of any event which is a default and the notice references the notes and the Indenture.

     In order for holders of any series of securities to initiate proceedings for a remedy under the indenture (other than with respect to an event of default referred to in clause (4) above with respect to us), holders of at least 25% in principal amount of such series of securities must first give written notice to us as provided above, must request that the trustee initiate a proceeding in its own name and must offer the trustee indemnity reasonably satisfactory to the trustee against costs, expenses, and liabilities incurred in compliance with such request. If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of such series of securities, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of such series of securities. However, any holder is entitled at any time to bring a lawsuit for payment of money due on its securities on or after the due date.

     The holders of a majority in principal amount of the outstanding securities of any series may rescind a declaration of acceleration with respect to such series of securities if all events of default, besides the failure to pay principal due solely because of the declaration of acceleration, have been cured or waived.

     If we default on the payment of any installment of interest and fail to cure the default within 30 days, or if we default on the payment of principal (or premium, if any) when it becomes due, then the trustee may require us to pay all amounts due to the trustee, with interest on the overdue principal or interest payments, in addition to the expenses of collection.

     The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of (or premium, if any), or interest, if any, on any debt security, or in the deposit of any sinking fund payment with respect to the securities of a series, the trustee may withhold notice if the trustee determines that withholding notice is in the best interests of the holders.

     The holders of a majority in principal amount of the outstanding securities of any series may waive any past default or event of default with respect to such series of securities except for a default in the payment of principal of (or premium, if any) or interest, if any, on such series of securities or a default relating to a provision that cannot be amended without the consent of each affected holder.

Modification or Waiver

     There are three types of changes we can make to the indenture.

     Changes Requiring Approval of Holders. Certain changes cannot be made to the indenture or the debt securities of a particular series without approval of each affected holder, including the following:
  reducing the principal or any premium or changing the stated maturity of the debt securities of a particular series;

  reducing the rate of, or changing the stated maturity of, any payment of interest on the debt securities of a particular series;

  making the principal, premium or interest payable in a currency other than United States dollars or changing the place of payment;

  modifying the right of any holder to receive or sue for payment of principal, premium or interest that would be due and payable at the maturity of the debt securities of a particular series;

  expressly subordinating the senior debt securities of a particular series to other indebtedness of ours; or

  reducing the principal amount of the debt securities of a particular series whose holders must consent to supplement the indenture or to waive any of its provisions.
     Changes Requiring a Majority Vote of Holders. Other than as set forth above, the indenture and the debt securities of a particular series can generally be amended by a vote in favor by holders owning a majority of the outstanding aggregate principal amount of the debt securities of a particular series. In the event that more than one series of debt securities issued under the indenture is affected by the amendment, the vote of a particular series of debt securities will only amend the indenture with respect to such particular series of debt securities.

     Changes Not Requiring Approval of Holders. From time to time, we and the trustee may, without the consent of the holders, amend the indenture or the debt securities of a particular series for specified purposes, including to:
  reflect that a successor has succeeded us and has assumed our covenants and obligations under the debt securities and the indenture;

  add further covenants for the benefit of the holders of a particular series of debt securities or surrender any right or power conferred on us with respect to a particular series of debt securities;

  add any additional event of default with respect to the debt securities of a particular series;

  pledge property to the trustee as security for the debt securities of a particular series;

  add guarantees with respect to the debt securities of a particular series;

  evidence the appointment of a trustee other than Wells Fargo Bank, National Association, with respect to the debt securities of a particular series in accordance with the provisions of the indenture;

  modify the indenture in order to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments of that act;

  issue and establish the form and terms and conditions of other series of debt securities as provided in the indenture;

  cure any ambiguity, mistake or inconsistency in the indenture or in the debt securities of a particular series or make any other provisions with respect to matters or questions arising under the indenture, as long as the interests of the holders are not adversely affected in any material respect;

  provide for uncertificated debt securities in addition to or in place of certificated debt securities; or

  comply with the rules of any applicable securities depositary.
Satisfaction and Discharge

     The indenture with respect to the debt securities of a particular series will cease to be of further effect, and we will be deemed to have satisfied and discharged our obligations with respect to the debt securities of such series, when certain specified conditions have been satisfied, including the following:
  all debt securities of such series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

  we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of such series that had not been previously delivered for cancellation, for the principal (and premium, if any) and accrued and unpaid interest, if any, in the case of debt securities that have become due and payable, or to the stated maturity or the redemption date, if earlier, in the case of other debt securities;

  we have paid or caused to be paid all other sums payable under the indenture in respect of the debt securities of such series; and

  we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that all these conditions have been complied with.
     We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

     At our option, we can terminate all of our obligations with respect to certain covenants under the indenture with respect to debt securities of a particular series, other than the obligation to pay principal, any premium and any interest on the debt securities of such series and other specified obligations, at any time by:
  depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal, any premium and any interest on the debt securities of such series to their maturity; and

  complying with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of our defeasance.
     In addition, we can terminate all of our obligations under the indenture with respect to debt securities of a particular series, including the obligation to pay principal, any premium and any interest on the debt securities of such series, at any time by:
  depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal, any premium and any interest on such series of debt securities to their maturity; and

  complying with other specified conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States Federal tax law since the date of the applicable indenture, to the effect that holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of our defeasance.
Governing Law

     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

     Unless otherwise specified in the applicable prospectus supplement, the trustee under the indenture will be Wells Fargo Bank, National Association. Additionally, unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, National Association, will serve as registrar and paying agent with regard to the debt securities.

PLAN OF DISTRIBUTION

General

     We may offer and sell debt securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

     A prospectus supplement relating to a particular offering of debt securities may include the following information:
  the terms of the offering;

  the names of any underwriters or agents;

  the purchase price of the debt securities;

  the net proceeds to us from the sale of the debt securities;

  any delayed delivery arrangements;

  any underwriting discounts and other items constituting underwriters’ compensation;

  any initial public offering price; and

  any discounts or concessions allowed or reallowed or paid to dealers.
     The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

     We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of the sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated

in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

     Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

     We may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

     Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

     We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

     If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

     We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

     The validity of the securities being offered will be passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and financial statement schedule included in our Annual Report on Form 10-K for the year ended June 30, 2011, and the effectiveness of our internal control over financial reporting as of June 30, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which we have filed with the SEC (File No. 1-07151) are incorporated by reference into this prospectus:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on August 26, 2011;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed on November 3, 2011; and

(c)	The Company’s Current Reports on Form 8-K, filed on July 18, 2011, July 19, 2011, July 19, 2011 (as amended on July 20, 2011), July 20, 2011, July 26, 2011, August 4, 2011, August 19, 2011, September 16, 2011, and October 6, 2011.

     All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information we furnish, rather than file, with the SEC pursuant to certain items of Form 8-K, prior to the termination of the applicable offering, shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus but not delivered with this prospectus. Requests should be made to The Clorox Company, Attention: Secretary, 1221 Broadway, Oakland, CA 94612-1888.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You can read and copy these reports and other information, including the documents incorporated by reference, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 (please call 1-800-SEC-0330 for further information about the operation of the public reference room). Such documents, reports and other information are also available on the SEC’s website at http://www.sec.gov. Our website address is www.clorox.com. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

     We also provide information to the New York Stock Exchange because our common stock is traded on the New York Stock Exchange. You may obtain our reports and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

SEC filing fee for registration statement	$(1)
Rating agencies’ fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees’ fees and expenses	(2)
Printing	(2)
Blue sky fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)
(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	These fees and expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law (8 Delaware Code §145), the Company has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. In addition, the Company’s Restated Certificate of Incorporation provides for indemnification of its directors and officers.

     Article Eight of the Company’s Restated Certificate of Incorporation provides that anyone who is or was a director or officer of the Company shall be indemnified and held harmless to the fullest extent authorized by the Delaware General Corporation Law. This includes indemnity against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement).

     Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws, or state or federal environmental laws.

     Article Nine of the Company’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (relating to certain unlawful payments of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper benefit.

     Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     In addition, the Company has entered into various agreements whereby it has agreed to indemnify its officers and directors for specific liabilities that they may incur in such capacities, including any liability that may arise in the management of the Company’s employee benefit plans. In addition, the Company has entered into change of control agreements with certain of its officers pursuant to which, among other things, it has agreed to make an additional payment to the officer in respect of any tax imposed on the officer under Section 4999 of the Internal Revenue Code of 1986, as amended (which deals with certain payments contingent on a change in control).

Item 16. Exhibits.

     The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit
Number	Description of Exhibit
1.1	Form of Underwriting Agreement*

4.1	Form of Indenture between the Company and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-3 filed by The Clorox Company, file no. 333-146472, filed October 3, 2007)

4.2	Supplemental Indenture between the Company, The Bank of New York Trust Company, N.A., as trustee, and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.4 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by The Clorox Company, file no. 333-146472, filed November 4, 2009)

4.3	Second Supplemental Indenture between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by The Clorox Company, filed November 5, 2009)

5.1	Opinion of Morgan, Lewis & Bockius LLP

12.1	Computation of Ratio of Earnings to Fixed Charges of the Company and Subsidiaries

23.1	Consent of Ernst & Young LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, to act as trustee under the Indenture

*To be filed by amendment or as an exhibit to a document incorporated herein by reference.

Item 17. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

          (5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Clorox Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on the 14th day of November, 2011.

THE CLOROX COMPANY

By:	/s/ Donald R. Knauss
Donald R. Knauss
Chairman and Chief Executive Officer

POWER OF ATTORNEY

     The undersigned do hereby constitute and appoint Donald R. Knauss, Laura Stein, and Daniel J. Heinrich, or any of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of November, 2011.

Signature	Title

/s/ D. R. Knauss	Chairman and Chief Executive Officer
D. R. Knauss	(Principal Executive Officer)

/s/ D. J. Heinrich	Executive Vice President – Chief Financial Officer
D. J. Heinrich	(Principal Financial Officer)

/s/ S. A. Gentile	Vice President – Controller
S. A. Gentile	(Principal Accounting Officer)

/s/ D. Boggan, Jr.	Director
D. Boggan, Jr.

/s/ R. H. Carmona	Director
R. H. Carmona

/s/ T. M. Friedman	Director
T. M. Friedman

/s/ G. J. Harad	Director
G. J. Harad

/s/ R. W. Matschullat	Director
R. W. Matschullat

/s/ G. G. Michael	Director
G. G. Michael

/s/ E. A. Mueller	Director
E. A. Mueller

/s/ J. L. Murley	Director
J. L. Murley

/s/ P. Thomas-Graham	Director
P. Thomas-Graham

/s/ C. M. Ticknor	Director
C. M. Ticknor

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1	Form of Underwriting Agreement*

4.1	Form of Indenture between the Company and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-3 filed by The Clorox Company, file no. 333-146472, filed October 3, 2007)

4.2	Supplemental Indenture between the Company, The Bank of New York Trust Company, N.A., as trustee, and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.4 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by The Clorox Company, file no. 333-146472, filed November 4, 2009)

4.3	Second Supplemental Indenture between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by The Clorox Company, filed November 5, 2009)

5.1	Opinion of Morgan, Lewis & Bockius LLP

12.1	Computation of Ratio of Earnings to Fixed Charges of the Company and Subsidiaries

23.1	Consent of Ernst & Young LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, to act as trustee under the Indenture

*To be filed by amendment or as an exhibit to a document incorporated herein by reference.